Exhibit 10.1

NMS COMMUNICATIONS CORPORATION

NON-QUALIFIED STOCK OPTION AGREEMENT

NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) by and between NMS COMMUNICATIONS CORPORATION, a Delaware corporation (the “Company”), and the employee of the Company or an Affiliate of the Company (the “Optionee”) specified in Schedule A appended to this Agreement (“Schedule A”).

WHEREAS, the Company assumed the Openera Technologies, Inc. 2005 Equity Incentive Plan and India Supplement thereto (collectively the “Plan”) from Openera Technologies, Inc. (“Openera Corp.”) pursuant to the Agreement and Plan of Merger, dated as of February 13, 2006, by and among the Company, Openera, Orca Acquisition Corporation, the Company’s wholly-owned subsidiary, certain stockholders of Openera and Joel A. Hughes as Stockholder Representative (the ”Merger Agreement”) pursuant to which the Company acquired Openera Corp. and Openera’s wholly-owned subsidiary Openera Technologies Pvt. Ltd. (“NMS India”);

WHEREAS, each of Openera Corp. and NMS India is an Affiliate of the Company;

WHEREAS, a copy of the Plan has been made available to Optionee electronically or delivered in paper form;

WHEREAS, the Optionee renders important Services to the Company or an Affiliate of the Company, and the Company desires to grant a stock option to the Optionee; and

WHEREAS, the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board (the “Committee”), acting pursuant to the Plan, has authorized the grant of this Nonqualified Stock Option to the Optionee subject to the terms and conditions of the Plan and the additional terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Optionee hereby agree as follows:

1.             Grant of Option.   The Company hereby grants to the Optionee, and the Optionee hereby accepts, a Nonqualified Stock Option (the “Option”) to purchase from the Company that number of shares of the Company’s Common Stock, $0.01 par value per share (the “Shares”), specified in Schedule A.  This Agreement and the Option hereby granted to the Optionee are subject to all of the terms and conditions of the Plan which are incorporated herein by this reference.  Any capitalized term used herein shall have the meaning assigned thereto in the Plan, unless such term is otherwise specifically defined herein.

This Option is intended to constitute a Nonqualified Stock Option and is not intended to constitute an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nor to qualify for any other special tax treatment under the Code.

2.             Option Price; Date of Grant.   This Option may be exercised at the option price per Share specified in Schedule A, which the Board or Committee has determined, in accordance with Section 6.2 of the Plan, is 100% of the Fair Market Value of a Share on the Grant Date of this Option.  The Grant Date of this Option is specified in Schedule A.

3.             Term of Option; Vesting and Employment Requirements.   This Option shall expire on the date specified in Schedule A (the “Expiration Date”). This Option shall be exercisable, in whole or in part, to the extent of the number of Shares then vested, in accordance with the vesting schedule provided in Schedule A. The vesting installments provided in Schedule A are cumulative, and this Option will remain exercisable with respect to all vested but unexercised installments until the Option expires on the Expiration Date, unless the Option is sooner terminated as provided in Section 8 or Section 9 of this Agreement.

4.             Other Conditions and Limitations.   The Option shall not be assignable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and the Option shall be exercisable during the lifetime of the Optionee by the Optionee only.

5.             Exercise of Option.   Written notice of the exercise of the Option or any portion thereof shall be given to the Plan Administrator of the Company accompanied by the option price (i) in cash or by check, (ii) if permitted by the Board or Committee, by delivery and assignment to the Company of Shares having a value equal to the option price, (iii) if permitted by the Board or Committee, in accordance with a deferred payment or other arrangement, (iv) if permitted by the Board or Committee, by any other form of legal consideration, including by delivery of the Optionee’s personal recourse note, or (v) if permitted by the Board or Committee, a combination of (i), (ii), (iii) and (iv).

6.             Stock Dividends; Stock Splits; Stock Combinations; Recapitalizations.   Appropriate adjustment shall be made in the maximum number of Shares subject to this Option and in the number, kind and option price of Shares covered by this Option to the extent it remains outstanding, to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the

Company after the Grant Date of this Option, as determined by the Board or Committee in accordance with Section 9.13 of the Plan.

7.             Merger, Reorganization or Sale of Asset.   In the event of a change of the Common Stock of the Company resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of Shares then subject to this Option and the price per share thereof shall be appropriately adjusted in such manner as the Board or Committee may deem equitable to prevent substantial dilution or enlargement of the rights available or granted hereunder. In the event of a merger or a similar reorganization which the Company does not survive, or a sale of all or substantially all of the assets of the Company, the rights of the Optionee shall be as determined by the Board or Committee in accordance with Sections 9.4 and 9.5 of the Plan.

8.             Change of Control.   Notwithstanding the foregoing, effective immediately prior to (but subject to the completion of) a Change in Control, the Option shall be vested and exercisable as to all Shares that have become vested as of the Change in Control in accordance with the vesting schedule set forth on Schedule A plus such additional options that, in accordance with the vesting schedule, would have become vested over the next succeeding twelve (12) months from the date of the Change in Control.  The remainder of the Shares shall continue to vest subject to Schedule A as if accelerated by twelve (12) months.  The Optionee must otherwise be eligible to exercise the Option as of the date of the Change in Control pursuant to the other terms of this Agreement.  The foregoing rights are cumulative and (subject to Section 9.6 of the Plan upon the termination of the Optionee’s Service to the Company or an Affiliate) may be exercised only before the expiration date set forth on Schedule A.

9.             Termination of Option.   In the event that the Optionee ceases for any reason to be an employee of the Company, or an Affiliate of the Company, at a time prior to the exercise of this Option in full, this Option shall terminate in accordance with the provisions in Section 9.6 of the Plan.

10.           Taxation; Tax Withholding Requirements.   The Optionee understands and acknowledges that upon his exercise of the Option hereunder he will recognize for income tax purposes an amount of ordinary income equal to the excess, if any, of the fair market value of the Shares over the option price.  Any amounts required by any then applicable tax law to be withheld by the Company from the compensation the Optionee is deemed to have received upon any exercise of this Option or portion thereof shall, to the extent possible, be withheld from the cash compensation paid by the Company to the Optionee; to the extent such withholding amounts cannot be so withheld, the Company shall, within seven (7) days after it receives notice of such exercise, notify the Optionee of such withholding amounts not so withheld and the Optionee shall pay to the Company the stated withholding amounts within ten (10) days of such notification and prior to delivery of any certificate(s) for Shares purchased by the Optionee.

11.           Compliance With Securities Laws.   The Company shall not be obligated to sell or issue any Shares pursuant to this Option unless the Shares with respect to which this Option is being exercised are at that time effectively registered or exempt from registration under the 1933 Act, and any applicable state securities or “blue sky” law (“Blue Sky Law”).  In the event Shares or other securities shall be issued which shall not be so registered, the Optionee hereby represents, warrants and agrees that he will receive such Shares or other securities for investment and not with a view to the resale or distribution thereof, and will not transfer such Shares or other securities unless they are effectively registered for such transfer under the Act and any applicable Blue Sky Law or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required.  The Optionee further agrees that the stock certificate or certificates evidencing such Shares may bear a legend setting forth such restrictions on their transferability.  The exercisability and vesting of this Option shall be subject to the provisions of the Plan.

12.           Rights as a Stockholder; No Obligation to Continue Employment.   The Optionee shall have no rights as a stockholder with respect to the Shares subject to the Option until the exercise of the Option and the issuance of a stock certificate for the Shares with respect to which the Option shall have been exercised.  Nothing herein contained shall impose any obligation on the Company or any of its Affiliates or the Optionee with respect to the Optionee’s continued employment by the Company or any of its Affiliates.  Nothing herein contained shall impose any obligation upon the Optionee to exercise the Option.

13.           Relationship to Plan.   The Option contained in this Agreement has been granted pursuant to the Plan, and is in all respects subject to the terms, conditions and definitions of the Plan, as amended from time to time.  If there is any inconsistency between the provisions of this Agreement and the provisions of the Plan, the latter shall control.  The Optionee hereby accepts this Option subject to all the terms and provisions of the Plan and agrees that all decisions under and interpretations of the Plan by the Board or Committee shall be final, binding and conclusive upon the Optionee and his permitted heirs, executors, administrators, successors and assigns.

14.           Miscellaneous.   In case any one or more of the provisions or part of any provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or part of a provision had never been contained herein.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, and to their respective heirs, executors, administrators, successors and assigns.  This Agreement shall be governed by and construed and administered in accordance with the internal laws of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed as of the Grant Date specified in Schedule A.

NMS COMMUNICATIONS CORPORATION

By:
Robert P. Schechter
Chairman of the Board, President and
Chief Executive Officer

A C C E P T A N C E

I hereby accept the within Option in accordance with the terms and conditions thereof, and subject to the terms and conditions of the Openera Technologies, Inc.  2005 Equity Incentive Plan, as assumed by NMS Communications Corporation and as amended from time to time.

(Signature of Optionee)